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                                                                 EXHIBIT 10.30


DEPOSIT, OPERATION, EXPLOITATION AND STOCK PURCHASE OPTION AGREEMENT ENTERED INTO BY AND BETWEEN MR. FRANCISCO DOMENECH TARRAGO AND MR. FRANCISCO DOMENECH PERUSQUIA, IN THEIR OWN RIGHT, HEREINAFTER REFERRED TO AS "STOCKHOLDERS" AND "UNIMARK GROUP INC", REPRESENTED HEREIN BY MR. RAFAEL VAQUERO BAZAN, HEREINAFTER REFERRED TO AS "DEPOSITOR" PURSUANT TO THE FOLLOWING:

                             D E C L A R A T I O N S

BY "STOCKHOLDERS"

I. That they are individuals, of legal age, with legal capacity to execute any document or agreement, whether of a civil or commercial nature, as allowed by the law.

II. That they are the sole and legitimate owners of 500 shares of registered stock, Series "A", Class I and 120,270 shares of Series "A", Class II stock, with a nominal value of $100.00 (One hundred and 00/100 Mexican pesos), each, which in their totality represent all capital stock as of this date of the Corporation known as "FRUTALAMO, S.A. DE C.V.", which is the issuing company and that they are designated by the documents and business records of such as acting in behalf of the company.

III. That the corporation which issued the stocks and is owner of all the real estate and personal property of juice production (THE PLANT), was duly organized under the laws of Mexico, as attested to by document number 16,471 dated August 3, 1992, sworn to before LIC. ROGELIO MAGANA LUNA, Notary number 156 of the Federal District, and is duly registered in the Public Property and Commercial Registry in its jurisdiction, and listed in the Federal Taxpayer Registry under number FRU-920803-8H2.

IV. That it is their desire and that no legal impediment exists for "STOCKHOLDERS" to transfer to "DEPOSITOR" or to "GISALAMO, S.A. DE C.V." the complete operation and exploitation of all real and personal property for juice production (THE PLANT), which is the property of "FRUTALAMO, S.A. DE C.V." and the stock purchase option referred to hereinabove in Provision II, as owners of said stock, subject to the terms and conditions set forth hereunder.

THE "DEPOSITOR"

I. That it is a foreign corporation, with foreign residence, duly organized under the laws of the Sate of Texas, as attested to by the document granted on the ninth of September of 1996, by the Secretary of the State of Texas, of the United States of America.


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               [English translation of original Spanish document]
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II. That the powers exercised by its representative were granted under the laws of the State of Texas, as attested by the document dated July 26, 1996, sworn to before Viki L. Coffman, Notary Public of the State of Texas, of the United States of America.

III. That it has the necessary powers to execute any document or agreement, whether civil or commercial, allowed by the laws of Mexico or the United States of America, as well as the necessary means for the full operation and exploitation of the real and personal property for juice production (THE PLANT), which is the property of "FRUTALAMO, S.A. DE C.V." and it wishes to have the option to purchase the stock which is the property of "STOCKHOLDERS".

Therefore, in consideration of the aforementioned provisions, the Parties hereby agree to the following:

                                 A R T I C L E S

ARTICLE ONE: The operation and exploitation of THE PLANT, shall be granted to a new corporation named "GISALAMO, S.A. DE C.V." in which 60% of the stock shall be held by "DEPOSITOR", or whomever such may designate, and 40% shall be held by "STOCKHOLDERS". Said stockholdings may only vary pursuant to the articles of association of "GISALAMO, S.A. DE C.V." or until the end of the term fixed in the following ARTICLE TWO.

ARTICLE TWO: The term referred to in the foregoing article shall be three (3) years or until payment in full of the price established for the stock purchase option referred to in article nine, should such option be exercised.

ARTICLE THREE: The administration and control of the corporation operating and exploiting THE PLANT shall be the sole and exclusive responsibility of "GISALAMO, S.A. DE C.V."

ARTICLE FOUR: In the event that at the end of the term, or before, as specified in Article Nine, "DEPOSITOR" shall exercise its stock purchase option, "STOCKHOLDERS" may, at their election, continue to share in stockholdings in the percentage corresponding to the payments made.

ARTICLE FIVE: During the period in which "STOCKHOLDERS" have stock participation in "GISALAMO, S.A. DE C.V.", the company which shall operate and exploit THE PLANT, should "DEPOSITOR" not make full payment of the amounts set forth in Articles Six and Nine upon exercising its option to buy, "STOCKHOLDERS" may continue to draw their respective dividends, with the following exception:


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a) The first $420,000.00 dollars of dividends, resulting in each of the years, from this date until the end of three (3) years, whichever shall occur first, shall be payable to "DEPOSITOR" or to whomever shall be the stockholder of "GISALAMO, S.A, DE C.V.", and any amount which shall exceed said specified amount, shall be distributed according to holdings to each stockholder. The aforementioned amount, shall not be cumulative for the second and third years.

b) The dividends produced after the period specified in the foregoing paragraph
a), shall be payable 60% to "DEPOSITOR" or to the shareholder of "GISALAMO, S.A. DE C.V." and 40% or less to "STOCKHOLDERS", according to the percentages specified in the articles of association of the latter, as long as the former has not paid the latter the full amount agreed upon for the purchase option established in Article Nine of this Agreement.

ARTICLE SIX: In order for "GISALAMO, S.A. DE C.V.", to initiate operation and exploitation of THE PLANT, "DEPOSITOR" shall deliver to "STOCKHOLDERS" or to "FRUTALAMO, S.A. DE C.V." a guaranty deposit in the amount of $1,910,000.00 (One million, nine hundred and ten thousand and no/100) as follows:

a)       $650,000.00 dollars upon execution of this Agreement.

b)       $420,000.00 no later than October 30, 1997

c)       $420,000.00 no later than October 30, 1998

d)       $420,000.00 no later than October 30, 1999

Deposits shall be designated for payment of debt accrued by "FRUTALAMO, S.A. DE C.V." as of this date.

ARTICLE SEVEN: In order to exercise its option to purchase stock belonging to "STOCKHOLDERS", "DEPOSITOR" shall fulfill the provisions of the foregoing paragraph and attest to its desire to exercise its option to purchase referenced in Article Nine no later than October 30, 1999.

ARTICLE EIGHT: In order for "DEPOSITOR" to exercise its option to buy under the terms set forth hereunder in Article Nine, "STOCKHOLDERS" shall undertake to render "FRUTALAMO, S.A. DE C.V." free of debt as of said date. In the event of the contrary, the price stipulated shall be discounted in the amount of debt that the latter shall have as of October 30, 1999.

ARTICLE NINE: Upon exercise of its stock purchase option, "DEPOSITOR" shall pay "STOCKHOLDERS" in addition to the deposits aforementioned in Article Six of this Agreement, the amount of $6,000,000.00 (Six million dollars


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               [English translation of original Spanish document]
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and no/100 U.S. Currency), in cash or in stock issued or to be issued by UNIMARK
GROUP INC. for the same value or a combination of methods of payment, as mutually agreed upon by the Parties. Said amount shall be paid as follows:

a)       October 30, 1999           $ 1,800,000.00   dollars

b)       October 30, 2000           $ 1,800,000.00   dollars

c)       October 30, 2001           $   600,000.00   dollars

d)       October 30, 2002           $   600,000.00   dollars

e)       October 30, 2003           $   600,000.00   dollars

f)       October 30, 2004           $   600,000.00   dollars

ARTICLE TEN: Upon exercise of its stock purchase option and provided that "DEPOSITOR" shall not have paid "STOCKHOLDERS" the total amount agreed upon in the foregoing article in cash, stocks or a combination of both, normal interest shall be accrued at the rate of 7% annually on unpaid balances, and said interest shall be payable in cash quarterly until total payment has been made.

ARTICLE ELEVEN: Regardless of the fact that "STOCKHOLDERS" shall continued to draw the interest aforementioned in the preceding article, if total payment of the amount established in Article Nine is not made, they shall continue to hold 40% of the stockholdings or a lesser percentage according to the articles of association of "GISALAMO, S.A. DE C.V.", being the company which shall operate and exploit THE PLANT, along with the benefits resulting from said stock, with the exception of that which is expressly stated in Article Five of this Agreement.

ARTICLE TWELVE: In the event that "DEPOSITOR" not exercise its stock purchase option no later than October 30, 1999, the real and personal property subject of the operation and exploitation comprising THE PLANT, shall revert back to the operation and exploitation of "FRUTALAMO, S.A. DE C.V." and/or to "STOCKHOLDERS".

ARTICLE THIRTEEN: Should "DEPOSITOR" not exercise its stock purchase option no later than October 30, 1999, the deposits delivered to "STOCKHOLDERS" aforementioned in Article Six of this Agreement, and the real and personal property comprising THE PLANT shall remain with the latter as payment of rent accrued during the time same were operated and exploited by "GISALAMO, S.A. DE C.V."



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               [English translation of original Spanish document]
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ARTICLE FOURTEEN: Should all requirements set forth in this Agreement be met, and the stock purchase option be EXERCISED, "STOCKHOLDERS" shall deliver and endorse to "DEPOSITOR" the stocks which are the subject of this agreement, free and clear of all liens and limitations of ownership.

ARTICLE FIFTEEN: Both Parties attest that the agreed upon value of the shares, plus the desposits referred to in articles six and nine of this Agreement, is the total true value of the tangible and intangible assets OF "FRUTALAMO, S.A. DE C.V." with all which pertains to it de facto and de jure.

ARTICLE SIXTEEN: Upon exercise of its option to purchase stock from "FRUTALAMO S.A. DE C.V.", "DEPOSITOR" shall be the sole legitimate shareholder of same and therefore shall be owner of all that pertains to the company which issued the stocks de facto and de jure, including the financial losses to be amortized as of the date the stock purchase option is exercised.

ARTICLE SEVENTEEN: Upon exercising its stock purchase option, "STOCKHOLDERS" shall be obliged to deliver to "DEPOSITOR" all accounting, tax, and business documents as well as all contracts, authorizations, permissions and any other document pertaining to "FRUTALAMO, S.A. DE C.V."

ARTICLE EIGHTEEN: As of this date, "STOCKHOLDERS" and "FRUTALAMO, S.A. DE C.V." shall not carry out any operations related to purchase/sale of merchandise, finished products or any other operation affecting the interest of "DEPOSITOR" or "GISALAMO S.A. DE C.V.", except for those operations required to continue the administration of the business until the stock purchase option is exercised, including but not limited to: payment of income and expenses accrued, payment of obligations contracted before or after, accounting, audits, administration, etc.

ARTICLE NINETEEN: Should "DEPOSITOR" exercise his stock purchase option, DEPOSITOR shall be the only legitimate entity responsible for all operations carried out by "FRUTALAMO, S.A. DE C.V." as of said date, and shall leave the property of "STOCKHOLDERS" free of responsibility and same shall be free from any contingency which may arise, inasmuch as "STOCKHOLDERS" shall only be responsible for the debts accrued until the date that "DEPOSITOR" has to exercise his option to buy (October 30, 1999).

ARTICLE TWENTY: The Parties mutually attest that until all obligations set forth in this Agreement have been fulfilled, they shall not grant as guaranty, or special guarantee, pledge or mortgage or an any other way encumber the real and personal property and other tangible or intangible assets which comprise THE PLANT which are the property of "FRUTALAMO, S.A. DE C.V." without the express consent of each of the Parties.


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               [English translation of original Spanish document]
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ARTICLE TWENTY-ONE: Parties mutually agree that all amounts specified in this
Agreement may be paid, reimbursed or refunded in United States Dollars or in the equivalent amount in Mexican currency at the exchange rate posted by the Banco de Mexico for sale on the date in question.

ARTICLE TWENTY-TWO: "STOCKHOLDERS" shall be ensure that "FRUTALAMO, S.A. DE C.V." execute an agreement granting "GISALAMO, S.A. DE C.V." the corporation which shall operate and exploit THE PLANT, a contract of "Gratuitous Loan", for the temporary use and possession of the tangible and intangible assets which comprise THE PLANT, and which are property of "FRUTALAMO, S.A. DE C.V." under the terms set forth herein, which term shall not exceed October 30, 1999, in the event that the option to purchase shares is exercised pursuant to the provisions of Article Nine.

ARTICLE TWENTY-THREE: In the event that "DEPOSITOR" not exercise its stock purchase option referred to herein, regardless of whether or not "GISALAMO S.A. DE C.V." returns to "FRUTALAMO, S.A. DE C.V.," the tangible and/or intangible assets granted in the gratuitous loan agreement, the Operating Company shall continue to grant "STOCKHOLDERS" participation in the income or dividends resulting from operations, and "STOCKHOLDERS" may request audits of financial statements of the Operating Company regardless of their percentage of stockholdings.

ARTICLE TWENTY-FOUR: Regardless of the provision of Article Twenty, the Licenses, Permissions, Authorizations, Concessions, and Franchises and any other right which may exist, shall remain the property OF "FRUTALAMO, S.A. DE C.V." and/or "STOCKHOLDERS"; until all contractual obligations hereunder are fulfilled.

ARTICLE TWENTY-FIVE: "FRUTALAMO, S.A. DE C.V." and/or "STOCKHOLDERS" shall allow "DEPOSITOR" and/OR "GISALAMO, S.A. DE C.V." the corporation which shall operate and exploit the real and personal property, the use of the list of clients and suppliers, operating systems and any other rights pertaining to the former, including but not limited to the use of the export quota authorization of products drawn up by the former and annually assigned by the Consejo National Agropecuario [National Department of Agriculture & Fishery].

ARTICLE TWENTY-SIX: The Parties mutually agree that "GISALAMO, S.A. DE C.V." the corporation which shall operate and exploit THE PLANT belonging to "FRUTALAMO, S.A. DE C.V.", by means of the gratuitous loan agreement executed, shall be administered pursuant to the terms set forth in the articles of association and that such do not interfere or in any way affect the provisions of this Agreement.


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ARTICLE TWENTY SEVEN: Should this Agreement be rescinded, there shall be a contractual penalty in the amount of $1,000,000.00 dollars (One million and no/100 U.S. Dollars).

ARTICLE TWENTY-EIGHT: The following shall be considered as cause for the rescission of the contract and the application of the contractual penalty:

Should "DEPOSITOR"

a) not exercise its stock purchase option as referred to herein, no later than October 30, 1999.

b) not liquidate the deposits and contractual sums for the stock purchase option, within the established periods, as referenced in Articles Six and Nine of this Agreement.

c) not grant "STOCKHOLDERS", or whomever same shall designate, participation in the income and dividends that are their share IN "GISALAMO S.A. DE C.V.", the Operating Company of the tangible and intangible assets of "FRUTALAMO, S.A.
DE C.V."

d) not operate and/or exploit the tangible and intangible assets which are the property of "FRUTALAMO, S.A. DE C.V.", pursuant to the terms sets forth in the gratuitous loan agreement executed as of this date.

e) Give as guaranty, loan, rent, mortgage, special guaranty, or in any other way encumber the tangible and/or intangible assets which are the property of "FRUTALAMO, S.A. DE C.V." and/or the "STOCKHOLDERS", without their express authorization.

f) Either refuse to indemnify contracted personnel pursuant to Article Twenty-Six or refund to "STOCKHOLDERS" any expenditure that they may have had to make in order to comply with labor regulations, which are the duty of "DEPOSITOR".

g) Refuse to return to "FRUTALAMO, S.A. DE C.V." the assets which comprise "THE PLANT", in the event that the stock purchase option is not exercised.

h) Fail to comply with any of the contractual obligations hereunder.

SHOULD "STOCKHOLDERS"


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a) Refuse to carry out the stock purchase option as referenced herein, when
"DEPOSITOR" and/or "GISALAMO, S.A. DE C.V." shall have fulfilled all obligations established herein.

b) Refuse to deliver shares or titles due "DEPOSITOR", upon fulfillment of the contractual obligations.

c) Refuse to receive payments made by "DEPOSITOR", when these have been made within the terms established herein.

d) Refuse to refund to "DEPOSITOR" the amounts that the latter may have expended to cover legal, tax, labor or any other obligation which are the duty of the "STOCKHOLDERS" or to the Company issuing the stocks until the date the stock purchase option referenced herein is exercised.

e) Refuse to deliver to "DEPOSITOR" or to whomever the latter shall designate, the tangible and intangible assets necessary for operation and exploitation.

f) Not provide the required advice to "DEPOSITOR" and/or to the company which shall operate and exploit THE PLANT, with respect to clients, suppliers, production, distribution and deny use of the export quota authorization, assigned annually by the Consejo National Agropecuario.

g) Fail to comply with each and every contractual obligation herein.

ARTICLE TWENTY-NINE: "DEPOSITOR" and/or "GISALAMO, S.A. DE C.V.", the corporation which shall operate and exploit THE PLANT, shall hire the administration and/or production personnel deemed necessary and which are currently employed by "FRUTALAMO, S.A. DE C.V.", AND "FRUTALAMO, S.A. DE C.V." and/or "STOCKHOLDERS" shall completely indemnify the personnel that the former does not require.

The obligation of "FRUTALAMO, S.A. DE C.V." to indemnify the personnel that "DEPOSITOR" and/or "GISALAMO, S.A. DE C.V.", as the company that shall operate and exploit THE PLANT, do not require shall terminate March 31, 1997, should the latter not advise the former, no later than said date, that it does not require said personnel.

ARTICLE THIRTY: The Parties mutually convene to execute this Agreement, before the notary public of their choosing, the expense of which shall be borne by "DEPOSITOR."

ARTICLE THIRTY-ONE: For the purposes of this Agreement, the Parties give the following addresses:


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"STOCKHOLDERS"                                     "DEPOSITOR"

Rafael Rebollar No. 67                      Carrera Torres Poniente No. 226
Col. San Miguel Chapultepec                 Cd. Victoria, Tamps.
C.P. 11850                                  C.P. 87000
Mexico, D.F.

ARTICLE THIRTY-TWO: The Parties attest that this Agreement was executed with their full consent and was drawn up without Fraud, Error or Bad Faith on the part of either one.

ARTICLE THIRTY-THREE: The Parties mutually agree that the terms of this Agreement annul any other agreement which has been made to date verbally, or in any other document, contract, agreement, letter of intent, or other document signed by either Party.

ARTICLE THIRTY-FOUR: The contractual Parties herein declare that any amendment made to this Agreement shall be made with the prior consent of the Parties before two witnesses and shall be attached hereto and constitute a part of this Agreement.

With regard to the interpretation and fulfillment of this Agreement, the parties shall submit themselves to the jurisdiction of the Courts of the Federal District of Mexico, and hereby renounce any other jurisdiction which might apply, by reason of their present or future residence. The Parties subscribe this Agreement on the seventeenth day of the month of December, 1996, before two witnesses.


   "STOCKHOLDERS"                                         "DEPOSITOR"

    (Signature)                                           (Signature)
-------------------------                           --------------------------
MR. FRANCISCO DOMENECH                              FOR "UNIMARK GROUP, INC."
       TARRAGO                                      MR. RAFAEL VAQUERO BAZAN

     (Signature)                                           (Signature)
-------------------------                           --------------------------
LIC. FRANCISCO DONENECH                             FOR "FRUTALAMO,S.C. DE C.V."
       PERUSQUIA                                    MR. FRANCISCO DOMENECH
                                                             TARRAGO



        WITNESS                                               WITNESS


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    (Signature)                                              (Signature)
-------------------------                            --------------------------
JOSE MARIA MARTINEZ                                  LUIS EDUARDO SERAFIN
BROHEZ, ENGINEER                                              GOMEZ



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